UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2018

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2018, Murphy Oil Corporation (the “Company”) announced that David R. Looney has been elected by the Company’s Board of Directors (the “Board”) to serve as Executive Vice President and Chief Financial Officer effective March 1, 2018. Mr. Looney will succeed John W. Eckart who previously announced his intention to retire from the Company later this year. Mr. Eckart will relinquish his position as Chief Financial Officer on March 1, 2018, but continue in active service for a period of time to assist in the transition.

Mr. Looney’s compensation will include a base salary of $650,000, which will be reviewed annually, and he will be eligible to participate in the Company’s annual incentive plan with a target opportunity of 85% of his base salary.  Mr. Looney will also participate in the Company’s long-term incentive plan, and will receive an initial equity award on his hire date with a grant date value equal to $2,925,000, with 25% of the total value granted as time-based restricted stock units vesting on March 1, 2021 and 75% of the total value granted as performance-based restricted stock units vesting on February 6, 2021, subject to the achievement of performance criteria.  Any future equity awards will be at the discretion of the Executive Compensation Committee of the Board.  Mr. Looney will also receive a one-time cash payment of $150,000 to cover Mr. Looney’s relocation costs and forgone compensation from his prior employer, payable within 45 days of his hire date.

Item 9.01 Financial Statements and Exhibts

(d) Exhibits

99.1A news release dated February 21, 2018 announcing details of this matter is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Christopher D. Hulse
Christopher D. Hulse
Vice President and Controller

Date:  February 22, 2018